SUB-ADVISORY AGREEMENT
            AMENDED AND RESTATED

      THIS AGREEMENT dated as of March 8, 1999, by and between OppenheimerFunds, Inc. ("OFI"), a registered investment adviser and Oppenheimer Real Asset
Management, Inc. ("ORAMI"), a registered investment adviser and a registered commodity trading adviser (the "Sub-Adviser").

      WHEREAS, Oppenheimer Real Asset Fund (the "Fund") is a Massachusetts business trust which is an open-end non-diversified management investment company registered as such with the Securities and Exchange Commission (the "Commission") pursuant to the Investment Company Act of 1940, as amended (the "Act"), and whereas the Trustees of the Fund have appointed OFI as the investment adviser for the Fund, pursuant to the terms of an Investment Advisory Agreement dated March 18, 1997;

      WHEREAS, the Advisory Agreement provides that OFI may, at its option, subject to approval by the Trustees of the Fund and, to the extent necessary, shareholders of the Fund, appoint a subadviser to assume certain of the responsibilities and obligations of OFI under the Advisory Agreement;

      WHEREAS, the Sub-Adviser is a registered investment adviser, and OFI desires to appoint the Sub-Adviser as its subadviser for the Fund and the Sub-Adviser is willing to act in such capacity upon the terms herein set forth;

      WHEREAS, the Sub-Adviser and OFI desire to amend and restate the Investment Advisory Agreement dated March 18, 1997 to add disclosure above the signature line from Regulation 4.7(b)(2)(i)(A) under the Commodity Exchange Act;

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

1.    General Provision.

      OFI hereby employs the Sub-Adviser and the Sub-Adviser hereby undertakes to act as the investment subadviser of the Fund to provide investment advice and to perform for the Fund such other duties and functions as are hereinafter set forth. The Sub-Adviser shall, in all matters, give to the Fund and the Fund's Board of Trustees, directly or through OFI, the benefit of the Sub-Adviser's best judgment, effort, advice and recommendations and shall, at all times conform to, and use its best efforts to enable the Fund to conform to (i) the provisions of the Investment Company Act and any rules or regulations thereunder; (ii) any other applicable provisions of state or federal law; (iii) the provisions of the Amended and Restated Declaration of Trust and By-Laws of the Fund as amended from time to time; (iv) policies and determinations of the Board of Trustees of the Fund and OFI; (v) the fundamental policies and investment restrictions of the Fund as reflected in the Fund's registration statement under the Investment Company Act or as such policies may, from time to time, be amended by the Fund's shareholders; and (vi) the Prospectus and Statement of Additional Information of the Fund in effect from time to time. The appropriate officers and employees of the Sub-Adviser shall be available upon reasonable notice for consultation with any of the Trustees and officers of the Fund and OFI with respect to any matters dealing with the business and affairs of the Fund including the valuation of portfolio securities of the Fund which securities are either not registered for public sale or not traded on any securities market.

2. Duties of the Sub-Adviser.

(a) The Sub-Adviser shall, subject to the direction and control by the Fund's Board of Trustees or OFI, to the extent OFI's direction is not inconsistent with that of the Board of Trustees, (i) regularly provide investment advice and recommendations to the Fund, directly or through OFI, with respect to the Fund's investments, investment policies and the purchase and sale of securities, futures contracts, swaps and other instruments; (ii) supervise and monitor continuously the investment program of the Fund and the composition of its portfolio and determine what securities shall be purchased or sold by the Fund;
(iii) arrange, subject to the provisions of paragraph 5 hereof, for the purchase of securities and other investments for the Fund and the sale of securities and other investments held in the portfolio of the Fund; and (iv) provide reports on the foregoing to the Board of Trustees at each Board meeting.

     (b) Provided that neither OFI nor the Fund shall be required to pay any compensation other than as provided by the terms of this Agreement and subject to the provisions of paragraph 5 hereof, the Sub-Adviser may obtain investment information, research or assistance from any other person, firm or corporation to supplement, update or otherwise improve its investment management services.

     (c) Provided that nothing herein shall be deemed to protect the Sub-Adviser from willful misfeasance, bad faith or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under this Agreement, the Sub-Adviser shall not be liable for any loss sustained by reason of good faith errors or omissions in connection with any matters to which this Agreement relates.

     (d) Nothing in this Agreement shall prevent OFI or the Sub-Adviser or any officer thereof from acting as investment adviser or subadviser for any other person, firm or corporation and shall not in any way limit or restrict OFI or the Sub-Adviser or any of their respective directors, officers, stockholders or employees from buying, selling or trading any securities for its or their own account or for the account of others for whom it or they may be acting, provided that such activities will not adversely affect or otherwise impair the performance by any party of its duties and obligations under this Agreement.

     (e) The Sub-Adviser shall cooperate with OFI by providing OFI with any information in the Sub-Adviser's possession necessary for supervising the activities of all administrative and clerical personnel as shall be required to provide effective corporate administration for the Fund, including the compilation and maintenance of such records with respect to its operations as may reasonably be required. The Sub-Adviser shall, at its own expense, provide such officers for the Fund as its Board may request.

3. Duties of OFI.

      OFI shall provide the Sub-Adviser with the following information about the
Fund:

      (a) cash flow estimates on request;
      (b) notice of the  Fund's  "investable
          funds"   by   11:00   a.m.    each
          business day;
      (c) as they are modified, from time to time, current versions of the documents and policies referred to in subparagraphs (iii), (iv), (v) and (vi) of paragraph 1., above.

4. Compensation of the Sub-Adviser.

      OFI agrees to pay the Sub-Adviser and the Sub-Adviser agrees to accept as full compensation for the performance of all functions and duties on its part to be performed pursuant to the provisions hereof, a fee computed on the aggregate net asset value of the Fund as of the close of each business day and payable monthly by the tenth business day of the following month, at the following annual rate:

            0.50% of the first $200  million
of average annual net assets;
            0.45% of the next  $200  million
of average annual net assets;
            0.425% of the next $200  million
of average annual net assets;
            0.40% of the next  $200  million
of average annual net assets; and
            0.375% of average annual net assets in excess of $800 million.

5.    Portfolio Transactions and Brokerage.

     (a) The Sub-Adviser is authorized, in arranging the purchase and sale of the Fund's publicly-traded portfolio securities, to employ or deal with such members of securities or commodities exchanges, brokers or dealers or futures commission merchants (hereinafter "broker-dealers"), including "affiliated" broker-dealers, as that term is defined in the Investment Company Act, as may, in its best judgment, implement the policy of the Fund to obtain, at reasonable expense, the "best execution" (prompt and reliable execution at the most favorable security price obtainable) of the Fund's portfolio transactions.

     (b) The Sub-Adviser may effect the purchase and sale of securities (which are otherwise publicly traded) in private transactions on such terms and conditions as are customary in such transactions, may use a broker in such to effect said transactions, and may enter into a contract in which the broker acts either as principal or as agent.

     (c) The Sub-Adviser shall select broker-dealers to effect the Fund's portfolio transactions on the basis of its estimate of their ability to obtain best execution of particular and related portfolio transactions. The abilities of a broker-dealer to obtain best execution of particular portfolio transaction(s) will be judged by the Sub-Adviser on the basis of all relevant factors and considerations including, insofar as feasible, the execution capabilities required by the transaction or transactions; the ability and willingness of the broker-dealer to facilitate the Fund's portfolio transactions by participating therein for its own account; the importance to the Fund of speed, efficiency or confidentiality; the broker-dealer's apparent familiarity with sources from or to whom particular securities might be purchased or sold; as well as any other matters relevant to the selection of a broker-dealer for particular and related transactions of the Fund.

     (d) The Sub-Adviser shall have discretion, in the interests of the Fund, to allocate brokerage on the Fund's portfolio transactions to broker-dealers, other than affiliated broker-dealers, qualified to obtain best execution of such transactions who provide brokerage and/or research services (as such services are defined in Section 28(e)(3) of the Securities Exchange Act of
     1934) for the Fund and/or other accounts for which the Sub-Adviser or its affiliates exercise "investment discretion" (as that term is defined in
     Section 3(a)(35) of the Securities Exchange Act of 1934) and to cause the Fund to pay such broker-dealers a commission for effecting a portfolio transaction for the Fund that is in excess of the amount of commission another broker-dealer adequately qualified to effect such transaction would have charged for effecting that transaction, if the Sub-Adviser determines, in good faith, that such commission is reasonable in relation to the value of the brokerage and/or research services provided by such broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Sub-Adviser or its affiliates with respect to the accounts as to which they exercise investment discretion. In reaching such determination, the Sub-Adviser will not be required to place or attempt to place a specific dollar value on the brokerage and/or research services provided or being provided by such broker-dealer. In demonstrating that such determinations were made in good faith, the Sub-Adviser shall be prepared to show that all commissions were allocated for purposes contemplated by this Agreement and that the total commissions paid by the Fund over a representative period selected by the Trustees were reasonable in relation to the benefits to the Fund.

     (e) The Sub-Adviser shall have no duty or obligation to seek advance competitive bidding for the most favorable commission rate applicable to any particular portfolio transactions or to select any broker-dealer on the basis of its purported or "posted" commission rate but will, to the best of its ability, endeavor to be aware of the current level of the charges of eligible broker-dealers and to minimize the expense incurred by the Fund for effecting its portfolio transactions to the extent consistent with the interests and policies of the Fund as established by the determinations of the Board of Trustees and the provisions of this paragraph 5.

     (f) Subject to the foregoing provisions of this Section 5, ORAMI may also consider sales of shares of the Fund and other funds advised by either OFI, ORAMI or their affiliates as a factor in the selection of broker-dealers for its portfolio transactions.

6.    Duration.

      This Agreement will take effect on the date first set forth above. Unless earlier terminated pursuant to paragraph 7 hereof, this Agreement shall remain in effect until December 31, 1999, and thereafter will continue in effect from year to year, so long as such continuance shall be approved at least annually by the Fund's Board of Trustees, including the vote of the majority of the Trustees of the Fund who are not parties to this Agreement or "interested persons" (as defined in the Investment Company Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval, or by the holders of a "majority" (as defined in the Investment Company Act) of the outstanding voting securities of the Fund and by such a vote of the Fund's Board of Trustees.

7.    Termination.

This Agreement shall terminate automatically in the event of its assignment or in the event the Fund terminates the Advisory Agreement; it may also be terminated: (i) for cause or with the consent of the parties and the Fund, by OFI or the Sub-Adviser at any time without penalty upon sixty days' written notice to the other party and the Fund; or (ii) by the Fund at any time without penalty upon sixty days' written notice to OFI and the Sub-Adviser provided that such termination by the Fund shall be directed or approved by the vote of a majority of all of the trustees of the Fund then in office or by the vote of the holders of a "majority" of the outstanding voting securities of the Fund (as defined in the Investment Company Act).

8.    Disclaimer of Shareholder Liability.

      OFI and the Sub-Adviser understand that the obligations of the Fund under this Agreement are not binding upon any Trustee or shareholder of the Fund personally, but bind only the Fund and the Fund's property. OFI and the Sub-Adviser represent that each has notice of the provisions of the Amended and Restated Declaration of Trust of the Fund disclaiming shareholder and Trustee liability for acts or obligations of the Fund.

9.    Notice.

      Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party, with a copy to the Fund, at the addresses below or such other address as such other party may designate for the receipt of such notice.

            If to OFI:

                            OppenheimerFunds, Inc.
                       2 World Trade Center, 34th Floor
                          New York, New York 10048-0203
                       Attention: Andrew J. Donohue, Esq.

            If to the Sub-Adviser:

                     Oppenheimer Real Asset Management, Inc.
                       2 World Trade Center, 34th Floor
                          New York, New York 10048-0203
                       Attention: Katherine P. Feld, Esq.

            If to either party, copy to:

                           Oppenheimer Real Asset Fund
                              6803 South Tucson Way
                            Englewood, Colorado 80112
                       Attention: James C. Swain, Chairman
                         IN WITNESS WHEREOF, OFI and the
Sub-Adviser have caused this Agreement to be executed on the day and year first above written.

Pursuant to an exemption from the Commodity Futures Trading Commission in connection with accounts of qualified eligible clients, ANY brochure or account document is not required to be, and has not been, filed with the Commission. The Commodity Futures Trading Commission does not pass upon the merits of participating in a trading program or upon the adequacy or accuracy of commodity trading advisor disclosure. Consequently, the Commodity Futures Trading Commission has not reviewed or approved this trading program or ANY brochure or account document.


OPPENHEIMERFUNDS, INC.



By: /s/ Andrew J. Donohue
----------------------------

Andrew J. Donohue
Executive Vice President

OPPENHEIMER
REAL ASSET MANAGEMENT, INC.



 By: /s/ Katherine P. Feld
------------------------------------------

Katherine P. Feld,
Vice President


Accepted and Acknowledged:

OPPENHEIMER REAL ASSET FUND



By:_/s/ Andrew J. Donohue

      Andrew J. Donohue,
      Secretary





advisory\735subad_399